EX-99.B-77(D)(a)

SUB-ITEM 77(D)(a): Policies with respect to security investments; the type of securities in which it may invest:

The following information amends the Advisors Equity Funds Prospectus disclosure regarding investing in foreign securities in the section entitled "Principal Strategies" for the following Fund:

Waddell & Reed Advisors Core Investment Fund

The Fund may invest up to 25% of its total assets in foreign securities.

The following information amends the Advisors Equity Funds Prospectus disclosure regarding investing in foreign securities in the section entitled "Additional Information about Principal Investment Strategies, Other Investments and Risks" for each of the following Funds:

Waddell & Reed Advisors Accumulative Fund
Waddell & Reed Advisors Small Cap Fund
Waddell & Reed Advisors Vanguard Fund

The Fund may invest up to 25% of its total assets in foreign securities.

The following information amends the Waddell & Reed Advisors Funds statement of additional information disclosure regarding investing in foreign securities in the section entitled "Non-fundamental Investment Restrictions:" for each of the following Funds:

Waddell & Reed Advisors Accumulative Fund
Waddell & Reed Advisors Core Investment Fund
Waddell & Reed Advisors Small Cap Fund
Waddell & Reed Advisors Vanguard Fund

The Fund may invest up to 25% of its total assets in foreign securities.